UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒       Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

FTC Solar, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

YOUR VOTE HAS NOT BEEN RECEIVED!

SPECIAL MEETING OF STOCKHOLDERS

August 20, 2025

Dear Fellow Stockholder:

We are writing to alert you that the FTC Solar, Inc. Special Meeting of Stockholders is quickly approaching. The Special Meeting is scheduled to be held on September 4, 2025. Our records indicate that as of the date of this letter we have not yet received your vote.

As set forth in our Proxy Statement, dated July 25, 2025, stockholders are being asked to vote on the following resolutions.

•

Proposal 1: To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of an aggregate 6,836,237 shares of our Common Stock, par value $0.0001 per share (the “Common Stock”), issuable upon exercise of certain Warrants to Purchase Common Stock (the “Warrants”), in excess of the exercise caps applicable to the Warrants;

•	Proposal 2: To approve an amendment to our 2021 Stock Incentive Plan (the “2021 Plan”) to reserve an additional 2,000,000 shares of Common Stock for issuance under the 2021 Plan;

•

Proposal 3: To approve an adjournment of the Special Meeting to a later date, if necessary, to permit further solicitation and vote of proxies if, based on the tabulated votes at the time of the Special Meeting, there are insufficient shares of our capital stock represented, either in person or by proxy, to constitute a quorum necessary to conduct business at the Special Meeting or to approve Proposal No. 1 or Proposal No. 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE

FOR PROPOSALS 1 THROUGH 3.

Your vote at the Special Meeting is very important! For your convenience, we have enclosed a new proxy card. Please vote your shares by telephone or internet by following the directions on the back of the proxy card. If you have any questions about the meeting, please call our proxy solicitor – Georgeson LLC – toll-free at 1-888-615-5635.

On behalf of our Board of Directors, we thank you for your support and continued investment in FTC Solar.

Sincerely,

Yann Brandt

President and Chief Executive Officer

EASY WAYS TO VOTE

Please help us avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.

Vote by Telephone. The proxy card or voting instruction form enclosed includes telephonic instructions. Call the toll-free number listed for this purpose on your voting form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on the enclosed proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, and date the proxy card or voting instruction form enclosed and return it in the postage-paid return envelope provided.

PLEASE VOTE YOUR PROXY TODAY!